PROMISSORY NOTE

$400,431.93                                                  November 18, 1999


            FOR VALUE RECEIVED, URBAN COOL NETWORK, INC., a Delaware corporation (the "Maker") having an office at 2929 Elm Street, Dallas, Texas 75226, hereby promises to pay to the order of ANALYSTS INTERNATIONAL CORP. (the "Payee") at 3030 LBJ Freeway, Suite 820, Dallas, Texas 75234, or at such other place as the Payee of this Note may designate in writing from time to time, the principal sum of ($400,431.93) Four Hundred Thousand Four Hundred Thirty One Dollars and 93 Cents together with interest thereon at the rate of 18 (eighteen) percent per annum payable $25,000 on the first day of each month commencing on December 1, 1999 until June 1, 2000, at which time the principal sum and the interest thereon shall be paid in full. The principal sum and the interest thereon shall immediately become due and payable upon the closing of an initial public offering of the Maker's securities which results in gross proceeds to the Maker of at least $10,000,000.

            The following shall be deemed events of default hereunder:

            (a) If any payment shall not be made as and when the same shall become due and payable;

            (b) If the Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of a substantial part of its assets or property; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated a bankrupt; (iv) file a voluntary petition in bankruptcy or petition or an answer seeking reorganization, or make a plan with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute now or hereafter in effect or an answer admitting the material allegations of any petition filed against it in any proceeding under any such law or statute; or (v) admit in writing the Maker's inability to pay the Maker's debts as they become due;

            (c) If any proceeding against the Maker seeking reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable Federal or state statute, law or regulation shall remain undismissed or continue unstayed and in effect for a period of forty-five (45) days; and

            (d) If a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver for a substantial part of the assets or properties of the Maker and such order, judgment or decree shall continue unvacated or unstayed and in effect for a period of forty-five (45) days.

            Nothing contained in this Note shall require the Maker to pay interest at a rate exceeding the maximum rate permitted by applicable law. If the amounts payable to the Payee on any date shall exceed the maximum permissible amount, such amounts shall be automatically reduced to the maximum permissible amount, and the payments for any subsequent period, to the extent less


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

than that permitted by applicable law, shall, to that extent, be increased by the amount of such reduction. In the event that the period from the due date of such payment is not long enough to cause the payments due hereunder not to exceed the maximum amount permitted by applicable law, then the Payee at its option shall have the right (i) to extend the amount of time for such payment such that the payments shall not be deemed to exceed the maximum amount permitted by applicable law or (ii) to reduce the amounts payable under this Note.

            At the option of the Maker, the unpaid balance of this Note may be prepaid in whole or in part, from time to time, without penalty or premium.

            Except as otherwise expressly provided herein, Maker hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest and notice of protest, and any and all other requirements necessary to hold Maker liable hereunder.

            The liability of Maker hereunder shall be unconditional. No act, failure or delay by the holder hereof to declare a default as set forth herein or to exercise any right or remedy it may have hereunder, or otherwise, shall constitute a waiver of its rights to declare such default or to exercise any such right or remedy at such time as it shall determine in its sole discretion.

            Maker agrees to pay all costs of collection, including a reasonable attorney's fee and all costs of levy or appellate proceedings or review, or both, in case the principal or any interest thereon is not paid at the respective maturity thereof.

            Any and all notices or other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given upon personal delivery or the mailing thereof by certified or registered mail (a) if to the Maker, addressed to it at its address set forth above; and (b) if to Payee, addressed to it or at such other address any person or entity entitled to receive notices may specify by written notice given as aforesaid.

            This Note may not be changed or terminated orally.

            This Note shall be binding upon Maker, its legal representatives, successors or assigns.

            This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law. By signing below, the Maker hereby irrevocably submits to the jurisdiction of such state and to service of process by certified or registered mail at the Maker's last known address. No provision of this Note may be changed unless in writing signed by the Payee.

            IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized representative as of the date and year first above written.

                                    URBAN COOL NETWORK, INC.



                                    By:   /s/ Jacob R. Miles, III
                                          ------------------------------
                                          Name: Jacob R. Miles, III
                                          Title: Chief Executive Officer




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